Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP — Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD PRIME REPORTS FIRST QUARTER 2014 RESULTS

RevPAR Increase of 7.4% for All Hotels Not Under Renovation

DALLAS, May 8, 2014 — Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2014.  On November 19, 2013, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”), but the Company has presented its prior year financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented.  Accordingly, the Company’s results for the prior year period may not be representative of results in future periods.  In particular, the general & administrative expenses that are shown in the prior year historical carve-out financial statements do not reflect the expected general & administrative costs of the Company, but rather reflect an allocation of the actual general & administrative costs of Ashford Trust.  The Company has general & administrative costs that it incurs as well as reimbursable costs that Ashford Trust incurs on its behalf.  The Company also pays a base management fee to Ashford Trust equal to 0.70% times its total enterprise value.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the first quarter ended March 31, 2014, with the first quarter ended March 31, 2013 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for all Ashford Prime hotels increased 5.5% during the first quarter

•                  RevPAR for all Ashford Prime hotels not under renovation increased 7.4% during the quarter

•                  Excluding hotels under renovation and The Capital Hilton, which benefited from the Presidential Inauguration during the previous year, RevPAR increased 12.2%

•                  Net loss attributable to common shareholders for the Company was $2.9 million, or $0.13 per diluted share, compared with net loss attributable to common shareholders of $4.6 million, or $0.29  per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.18 per diluted share for the quarter compared to $0.16 from the prior-year quarter

•                  On January 29, 2014, the Company completed its underwritten public offering of 8,000,000 shares of common stock at a price of $16.50 per share with the underwriters fully exercising their option to purchase an additional 1,200,000 shares for total gross proceeds of $151.8 million

•                  On February 24, 2014, Ashford Prime closed on the acquisition of the 415-room Sofitel Chicago Water Tower for a total consideration of $153 million in cash ($369,000 per key) and financed it with an $80 million mortgage

•                  The Company completed the acquisition of the 142-room Pier House Resort from Ashford Trust on March 1, 2014, for a total consideration of $92.7 million ($653,000 per key) and assumed the existing $69 million mortgage

•                  At the end of the first quarter 2014, the Company had total net working capital of $182 million

-MORE-

CAPITAL EXPENDITURES

•                  Capex invested in the quarter for the Ashford Prime Portfolio was $10.3 million

CAPITAL STRUCTURE

At March 31, 2014, the Company had total assets of $1.2 billion in continuing operations.  As of March 31, 2014, the Company had $769 million of mortgage debt in continuing operations of which $49 million related to our joint venture partner’s share of debt on the Capital Hilton and Hilton La Jolla Torrey Pines.  Ashford Prime’s total combined debt had a blended average interest rate of 5.0%, with a weighted average debt maturity of 3.6 years.

On January 29, 2014, the Company closed its previously announced underwritten public offering of 8,000,000 shares of common stock.  On February 4, 2014, the Company announced the full exercise of the underwriters’ option to purchase 1,200,000 additional shares of Ashford Prime’s common stock.  Including the shares of common stock sold in connection with the underwriters’ option, a total of 9,200,000 shares of common stock were sold at a public offering price of $16.50 per share.  Total gross proceeds to the Company from the offering, before deducting the underwriting discount and other estimated offering costs, were $151.8 million.

Ashford Prime announced on February 24, 2014 that it had closed on the acquisition of the 415-room Sofitel Chicago Water Tower for a total consideration of $153 million in cash ($369,000 per key).  Located in the desirable Gold Coast submarket of Chicago, Illinois, the 415-room, four-star hotel features over 10,000 square feet of meeting space.  The property will continue to be managed by Sofitel (Accor SA).  The Company financed the property with $80.0 million of non-recourse mortgage debt priced at LIBOR + 2.30% with a 5-year term, including extension options.

The Company completed the acquisition of the 142-room Pier House Resort from Ashford Trust on March 1, 2014 for a total consideration of $92.7 million ($653,000 per key).  In connection with the transaction, the Company assumed the existing $69 million property level debt financing.  The balance of the purchase price was funded with proceeds from the Company’s January equity offering.  The Pier House Resort is located at the northern end of Duval Street in the heart of Key West, which is presently the nation’s 2nd highest RevPAR market.  Ashford Prime expects to incur minimal expenses related to capital improvements given a $12 million renovation recently completed at the property.  The Pier House Resort will continue to be managed by Remington Lodging.  Remington currently manages four hotels in Key West, including the Pier House Resort, the Southernmost House, the Inn at Key West and the Crowne Plaza La Concha Hotel, which is owned by Ashford Trust.

PORTFOLIO REVPAR

As of March 31, 2014, the Ashford Prime Portfolio consisted of direct hotel investments with ten properties classified in continuing operations.  During the first quarter of 2014, eight of the Ashford Prime Portfolio hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the Ashford Prime Portfolio hotels in continuing operations on a pro forma total basis (all 10 hotels) and pro forma not under renovation basis (8 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 5.5% to $147.69 for all hotels in the Ashford Prime Portfolio on a 4.4% increase in ADR and a 1.1% increase in occupancy

•                  Pro forma RevPAR increased 7.4% to $159.85 for hotels not under renovation in the Ashford Prime Portfolio on a 4.4% increase in ADR and a 2.8% increase in occupancy

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HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Prime Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin.  The details of the quarterly calculations for the previous four quarters for the 10 Ashford Prime Portfolio hotels included in continuing operations are provided in the table attached to this release.

COMMON STOCK DIVIDEND

On March 17, 2014, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.05 per diluted share for the Company’s common stock for the first quarter ending March 31, 2014, payable on April 15, 2014, to shareholders of record as of March 31, 2014.

“Our first quarter results demonstrate the strength of Ashford Prime’s portfolio assets and the rationale for the spin-off of Ashford Prime into a new, independent public entity.  Additionally, we have made significant progress this quarter in building out the Ashford Prime portfolio while also strengthening our liquidity position,” commented Monty J. Bennett, Ashford Prime’s Chairman and Chief Executive Officer.  “We completed an equity offering for total gross proceeds of $151.8 million, significantly increased the float of our stock, and acquired two high RevPAR hotels located in key U.S. gateway markets, the Sofitel Chicago Water Tower and the Pier House Resort in Key West.  We will continue to execute on our investment strategy as long as we believe it is accretive to shareholder value and are open to exploring all options to maximize value for our shareholders.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Prime, Inc. will conduct a conference call on Friday, May 9, 2014, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (480) 629-9835.  A replay of the conference call will be available through Friday, May 16, 2014, by dialing (303) 590-3030 and entering the confirmation number, 4678388.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2014 earnings release conference call.  The live broadcast of Ashford Hospitality Prime’s quarterly conference call will be available online at the Company’s web site, www.ahpreit.com on Friday, May 9, 2014, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO,

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EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in high RevPAR full-service and urban select-service hotels and resorts located predominantly in domestic and international gateway markets.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$176,418	$143,776
Investment in hotel properties, net	1,012,137	765,326
Restricted cash	5,572	5,951
Accounts receivable, net of allowance of $36 and $34, respectively	11,080	7,029
Inventories	641	318
Note receivable	8,098	8,098
Deferred costs, net	5,084	4,064
Prepaid expenses	4,064	2,233
Derivative assets, net	98	—
Other assets	1,954	4,501
Intangible asset, net	2,609	2,631
Due from related party, net	709	12
Due from third-party hotel managers	20,635	18,480

Total assets	$1,249,099	$962,419

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$769,054	$621,882
Capital lease payable	20	—
Accounts payable and accrued expenses	29,833	17,279
Dividends payable	1,705	1,245
Unfavorable management contract liabilities	435	474
Intangible liability, net	3,781	3,795
Due to Ashford Trust, net	1,580	13,042
Due to third-party hotel managers	769	649
Other liabilities	928	926

Total liabilities	808,105	659,292

Redeemable noncontrolling interests in operating partnership	132,695	159,726

Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,329,112 and 16,129,112 shares issued and outstanding at March 31, 2014 and December 31, 2013	253	161
Additional paid-in capital	390,859	246,928
Accumulated deficit	(79,782)	(101,062)
Total stockholders’ equity of the Company	311,330	146,027
Noncontrolling interest in consolidated entity	(3,031)	(2,626)

Total equity	308,299	143,401

Total liabilities and equity	$1,249,099	$962,419

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
REVENUE
Rooms	$43,971	$38,618
Food and beverage	15,181	13,094
Other	2,636	2,374

Total hotel revenue	61,788	54,086
Other	18	—

Total Revenue	61,806	54,086

EXPENSES
Hotel operating expenses
Rooms	10,954	9,506
Food and beverage	9,684	8,737
Other expenses	16,624	14,255
Management fees	2,518	2,255

Total hotel operating expenses	39,780	34,753

Property taxes, insurance and other	3,667	2,927
Depreciation and amortization	8,773	7,450
Advisory services fee	2,194	—
Transaction costs	1,593	—
Corporate, general and administrative:
Stock/unit-based compensation	—	2,157
Other general and administrative	1,024	1,622

Total operating expenses	57,031	48,909

OPERATING INCOME	4,775	5,177

Interest income	4	10
Interest expense	(8,618)	(7,644)
Amortization of loan costs	(371)	(248)
Write-off of loan costs and exit fees	—	(1,971)
Unrealized loss on derivatives	(15)	(31)

LOSS BEFORE INCOME TAXES	(4,225)	(4,707)
Income tax expense	(226)	(619)

NET LOSS	(4,451)	(5,326)
Loss from consolidated entities attributable to noncontrolling interests	405	704
Net loss attributable to redeemable noncontrolling interests in operating partnership	1,168	—

NET LOSS ATTRIBUTABLE TO THE COMPANY	(2,878)	(4,622)

LOSS PER SHARE — BASIC AND DILUTED
Basic:

Net loss attributable to common shareholders	$(0.13)	$(0.29)
Weighted average common shares outstanding — basic	22,308	16,045

Diluted:

Net loss attributable to common shareholders	$(0.13)	$(0.29)
Weighted average common shares outstanding — diluted	22,308	16,045

Dividends declared per common share:	$0.05	$—

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(4,451)	$(5,326)
Loss from consolidated entities attributable to noncontrolling interests	405	704
Net loss attributable to redeemable noncontrolling interests in operating partnership	1,168	—
Net loss attributable to the Company	(2,878)	(4,622)

Interest income	(3)	(10)
Interest expense and amortization of loan costs	8,519	7,503
Depreciation and amortization	7,973	6,670
Income tax expense	226	619
Net loss attributable to redeemable noncontrolling interests in operating partnership	(1,168)	—

EBITDA	12,669	10,160

Amortization of unfavorable management contract liabilities	(39)	(40)
Write-off of loan costs and exit fees	—	1,971
Transaction costs	1,593	—
Unrealized loss on derivatives	15	31
Equity-based compensation	—	—

Adjusted EBITDA	$14,238	$12,122

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(4,451)	$(5,326)
Loss from consolidated entities attributable to noncontrolling interests	405	704
Net loss attributable to redeemable noncontrolling interests in operating partnership	1,168	—

Net loss attributable to common shareholders	(2,878)	(4,622)

Depreciation and amortization on real estate	7,973	6,670
Net loss attributable to redeemable noncontrolling interests in operating partnership	(1,168)	—

FFO available to common shareholders	3,927	2,048

Unrealized loss on derivatives	15	31
Transaction costs	1,593	—
Write-off of loan costs and exit fees	—	1,971

Adjusted FFO available to common shareholders	$5,535	$4,050

Adjusted FFO per diluted share available to common shareholders	$0.18	$0.16

Weighted average diluted shares	31,145	24,905

ASHFORD HOSPITALITY PRIME, INC.

SUMMARY OF INDEBTEDNESS OF CONTINUING OPERATIONS

MARCH 31, 2014

(dollars in thousands)

(unaudited)

							Proforma	Proforma
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA	Debt Yield

JPM Pier House - 1 hotel	September 2015	LIBOR + 4.90%	$—	$69,000	(2)	$69,000	8,212	11.9%
GACC Sofitel - 1 hotel	March 2016	LIBOR + 2.30%	—	80,000	(3)	80,000	10,279	12.8%
Senior credit facility - Various	November 2016	LIBOR + 2.25% to 3.75%	—	—	(1)	—	N/A	N/A
Wachovia Philly CY - 1 hotel	April 2017	5.91%	34,193	—		34,193	9,890	28.9%
Wachovia 3 - 2 hotels	April 2017	5.95%	125,322	—		125,322	17,867	14.3%
Wachovia 7 - 3 hotels	April 2017	5.95%	255,020	—		255,020	26,023	10.2%
Aareal - 2 hotels	February 2018	LIBOR + 3.50%	—	197,421		197,421	24,743	12.5%
TIF Philly CY - 1 hotel	June 2018	12.85%	8,098	—		8,098	N/A	N/A

Total			$422,633	$346,421		$769,054	$97,014	12.6%

Percentage			55.0%	45.0%		100.0%

Weighted average interest rate			6.08%	3.65%		4.99%

All indebtedness is non-recourse

(1) This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning November 2016.

(2) This mortgage loan has three one-year extension options beginning September 2015, subject to satisfaction of certain conditions.

(3) This mortgage loan has three one-year extension options beginning March 2016, subject to satisfaction of certain conditions.

ASHFORD HOSPITALITY PRIME, INC.

INDEBTEDNESS BY MATURITY

MARCH 31, 2014

(in thousands)

(unaudited)

	2014	2015	2016	2017	2018	Thereafter	Total

Senior credit facility - Various	$—	$—	$—	$—	$—	$—	$—
Wachovia Philly CY - 1 hotel	—	—	—	32,532	—	—	32,532
Wachovia 3 - 2 hotels	—	—	—	119,245	—	—	119,245
Wachovia 7 - 3 hotels	—	—	—	242,201	—	—	242,201
Aareal - 2 hotels	—	—	—	—	186,259	—	186,259
TIF Philly CY - 1 hotel	—	—	—	—	8,098	—	8,098
JPM Pier House - 1 hotel	—	—	—	—	69,000	—	69,000
GACC Sofitel - 1 hotel	—	—	—	—	—	80,000	80,000

Principal due in future periods	$—	$—	$—	$393,978	$263,357	$80,000	$737,335

Scheduled amortization payments remaining	5,948	8,478	8,933	7,830	530	—	31,719

Total indebtedness of continuing operations	$5,948	$8,478	$8,933	$401,808	$263,887	$80,000	$769,054

ASHFORD HOSPITALITY PRIME, INC.

KEY PERFORMANCE INDICATORS - PRO FORMA

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013	% Variance

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$49,222	$47,594	3.42%
RevPAR	$147.69	$140.03	5.47%
Occupancy	74.24%	73.46%	1.06%
ADR	$198.92	$190.62	4.35%

NOTES:

(1)                       The above pro forma table assumes the ten hotel properties owned and included in continuing operations at March 31, 2014 were owned as of the beginning of each of the periods presented.

(2)                       On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

	Three Months Ended
	March 31,
	2014	2013	% Variance

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$40,298	$38,121	5.71%
RevPAR	$159.85	$148.91	7.35%
Occupancy	76.57%	74.48%	2.80%
ADR	$208.78	$199.92	4.43%

NOTES:

(1)              The above pro forma table assumes the eight hotel properties included in continuing operations at March 31, 2014, but not under renovation for the three months ended March 31, 2014, were owned as of the beginning of each of the periods presented.

(2)              Excluded Hotels Under Renovation:

Marriott Seattle Waterfront, Courtyard Philadelphia Downtown

(3)              On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

ASHFORD HOSPITALITY PRIME, INC.

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PROFOMA EBITDA MARGIN TABLE REFLECTS THE TEN HOTELS INLCUDED IN THE COMPANY’S CONTINUING OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGNNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

10 Prime
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

1st Quarter 2014	29.22%
1st Quarter 2013	29.21%
Variance	0.01%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	-0.20%
Food & Beverage and Other Departmental	0.98%
Administrative & General	0.64%
Sales & Marketing	0.03%
Hospitality	0.00%
Repair & Maintenance	-0.25%
Energy	-0.30%
Franchise Fee	0.00%
Management Fee	0.17%
Incentive Management Fee	-0.22%
Insurance	0.10%
Property Taxes	-0.86%
Other Taxes	0.15%
Leases/Other	-0.23%
Total	0.01%

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

ASHFORD HOSPITALITY PRIME, INC.

Selected Pro Forma Financial and Operating Information by Property

(in thousands, except operating information)

(unaudited)

The following tables present selected financial and operating information by property for the ten properties included in Ashford Hospitality Prime, Inc.

	Three Months Ended
	March 31,
	2014	2013	% Variance

CAPITAL HILTON WASHINGTON DC
Selected Financial Information:
Room Revenue	$8,043	$8,827	-8.88%
Total Revenue	$11,644	$12,599	-7.58%
EBITDA	$2,717	$3,710	-26.77%
EBITDA Margin	23.33%	29.45%	-6.11%
Selected Operating Information:
RevPAR	$164.28	$180.29	-8.88%
Occupancy	73.14%	76.50%	-4.39%
ADR	$224.61	$235.67	-4.69%
LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Room Revenue	$5,279	$4,067	29.80%
Total Revenue	$9,174	$7,016	30.76%
EBITDA	$2,857	$1,716	66.49%
EBITDA Margin	31.14%	24.46%	6.68%
Selected Operating Information:
RevPAR	$148.87	$114.70	29.79%
Occupancy	80.96%	65.62%	23.38%
ADR	$183.88	$174.80	5.19%
CHICAGO SOFITEL WATER TOWER
Selected Financial Information:
Room Revenue	$3,703	$4,273	-13.34%
Total Revenue	$5,908	$6,792	-13.02%
EBITDA	$(71)	$497	-114.29%
EBITDA Margin	-1.20%	7.32%	-8.52%
Selected Operating Information:
RevPAR	$99.13	$114.39	-13.34%
Occupancy	65.68%	70.15%	-6.36%
ADR	$150.93	$163.08	-7.45%
KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Room Revenue	$5,412	$4,704	15.05%
Total Revenue	$6,735	$5,952	13.16%
EBITDA	$3,123	$2,478	26.03%
EBITDA Margin	46.37%	41.63%	4.74%
Selected Operating Information:
RevPAR	$423.51	$368.04	15.07%
Occupancy	92.41%	84.66%	9.16%
ADR	$458.30	$434.75	5.42%
PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Room Revenue	$4,386	$5,039	-12.96%
Total Revenue	$5,520	$6,028	-8.43%
EBITDA	$1,452	$1,932	-24.84%
EBITDA Margin	26.30%	32.05%	-5.75%
Selected Operating Information:
RevPAR	$97.83	$108.81	-10.09%
Occupancy	65.65%	71.30%	-7.92%
ADR	$149.02	$152.60	-2.35%
PLANO MARRIOTT LEGACY TOWN CENTER
Selected Financial Information:
Room Revenue	$4,538	$4,434	2.35%
Total Revenue	$7,229	$7,154	1.05%
EBITDA	$2,502	$2,481	0.85%
EBITDA Margin	34.61%	34.68%	-0.07%
Selected Operating Information:
RevPAR	$124.80	$118.01	5.75%
Occupancy	68.74%	69.12%	-0.55%
ADR	$181.55	$170.72	6.35%
SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Room Revenue	$7,078	$6,398	10.63%
Total Revenue	$8,197	$7,522	8.97%
EBITDA	$2,469	$2,278	8.38%
EBITDA Margin	30.12%	30.28%	-0.16%
Selected Operating Information:
RevPAR	$194.19	$169.85	14.33%
Occupancy	80.94%	84.18%	-3.84%
ADR	$239.91	$201.78	18.90%

	Three Months Ended
	March 31,
	2014	2013	% Variance

SEATTLE COURTYARD DOWNTOWN
Selected Financial Information:
Room Revenue	$2,315	$1,892	22.36%
Total Revenue	$2,823	$2,282	23.71%
EBITDA	$1,127	$800	40.88%
EBITDA Margin	39.92%	35.06%	4.87%
Selected Operating Information:
RevPAR	$102.90	$81.37	26.46%
Occupancy	77.04%	65.59%	17.46%
ADR	$133.56	$124.05	7.67%
SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Room Revenue	$4,269	$3,937	8.43%
Total Revenue	$5,798	$5,635	2.89%
EBITDA	$1,852	$1,644	12.65%
EBITDA Margin	31.94%	29.17%	2.77%
Selected Operating Information:
RevPAR	$132.50	$118.24	12.06%
Occupancy	71.39%	69.84%	2.22%
ADR	$185.59	$169.30	9.62%
TAMPA RENAISSANCE
Selected Financial Information:
Room Revenue	$4,198	$4,025	4.30%
Total Revenue	$6,150	$5,851	5.11%
EBITDA	$2,188	$1,986	10.17%
EBITDA Margin	35.58%	33.94%	1.63%
Selected Operating Information:
RevPAR	$159.18	$147.70	7.77%
Occupancy	84.62%	83.43%	1.42%
ADR	$188.12	$177.03	6.27%
PRIME PROPERTIES TOTAL (10)
Selected Financial Information:
Room Revenue	$49,222	$47,594	3.42%
Total Revenue	$69,179	$66,830	3.51%
EBITDA	$20,217	$19,523	3.55%
EBITDA Margin	29.22%	29.21%	0.01%
Selected Operating Information:
RevPAR	$147.69	$140.03	5.47%
Occupancy	74.24%	73.46%	1.06%
ADR	$198.92	$190.62	4.35%

NOTES:

(1)    The above pro forma table assumes the ten hotel properties included in continuing operations at March 31, 2014 were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY PRIME, INC.

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2014	2013	% Variance
REVENUE
Rooms	$49,222	$47,594	3.4%
Food and beverage	16,770	16,084	4.3%
Other	3,187	3,152	1.1%
Total hotel revenue	69,179	66,830	3.5%

EXPENSES
Rooms	12,217	11,671	4.7%
Food and beverage	11,076	11,155	-0.7%
Other direct	1,396	1,549	-9.9%
Indirect	16,773	16,143	3.9%
Management fees, includes base and incentive fees	3,167	3,022	4.8%
Total hotel operating expenses	44,629	43,540	2.5%
Property taxes, insurance, and other	4,333	3,767	15.0%
HOTEL OPERATING PROFIT (Hotel EBITDA)	20,217	19,523	3.6%
Hotel EBITDA Margin	29.22%	29.21%	0.01%

Minority interest in earnings of consolidated joint ventures	1,394	1,357	2.7%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$18,823	$18,166	3.6%

NOTES:

(1)    The above pro forma table assumes the ten hotel properties owned and included in continuing operations at March 31, 2014 were owned as of each of the beginning of the periods presented.

(2)    On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2014	2013	% Variance
REVENUE
Rooms	$40,298	$38,121	5.7%
Food and beverage	13,387	12,831	4.3%
Other	2,745	2,696	1.8%
Total hotel revenue	56,430	53,648	5.2%

EXPENSES
Rooms	10,110	9,550	5.9%
Food and beverage	9,284	9,337	-0.6%
Other direct	1,254	1,397	-10.2%
Indirect	13,353	12,827	4.1%
Management fees, includes base and incentive fees	2,278	2,111	7.9%
Total hotel operating expenses	36,279	35,222	3.0%
Property taxes, insurance, and other	3,888	3,316	17.2%
HOTEL OPERATING PROFIT (Hotel EBITDA)	16,263	15,110	7.6%
Hotel EBITDA Margin	28.82%	28.17%	0.65%

Minority interest in earnings of consolidated joint ventures	1,394	1,357	2.7%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$14,869	$13,753	8.1%

NOTES:

(1)    The above pro forma table assumes the eight hotel properties owned and included in continuing operations at March 31, 2014 but not under renovation for three months ended March 31, 2014, were owned as of the beginning of each of the periods presented.

(2)    Excluded Hotels Under Renovation:
Marriott Seattle Waterfront, Courtyard Philadelphia Downtown

(3)    On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

ASHFORD HOSPITALITY PRIME, INC.

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE EIGHT HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2014	2013	2013	2013
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM

Prime Portfolio
Total Hotel Revenue	$69,179	$69,980	$76,350	$81,090	$296,599
Hotel EBITDA	$20,217	$20,501	$25,742	$30,554	$97,014
Hotel EBITDA Margin	29.22%	29.30%	33.72%	37.68%	32.71%

EBITDA % of Total TTM	20.8%	21.1%	26.5%	31.5%	100.0%

JV Interests in EBITDA	$1,394	$1,387	$1,349	$2,056	$6,186

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for Q1 2013.

ASHFORD HOSPITALITY PRIME, INC.

TOTAL ENTERPRISE VALUE

MARCH 31, 2014

(in thousands except share price)

(unaudited)

March 31,
2014
End of quarter common shares outstanding	25,329
Partnership units outstanding (common share equivalents)	8,776
Combined common shares and partnership units outstanding	34,105
Common stock price at quarter end	$15.12
Market capitalization at quarter end	$515,669
Debt on balance sheet date	$769,054
Joint venture partners’ share of consolidated debt	$(49,355)
Net working capital (see below)	$(182,493)
Total enterprise value (TEV)*	$1,052,875

Cash & cash equivalents	$172,407
Restricted cash	5,163
Accounts receivable, net	10,253
Prepaid expenses	3,685
Due from affiliates, net	(875)
Due from 3rd party hotel managers, net	20,058
Total current assets	$210,692

Accounts payable, net & accrued expenses	$26,494
Dividends payable	1,705
Total current liabilities	$28,199

Net working capital**	$182,493

*            Calculation varies from TEV in the Advisory Agreement by utilizing shares outstanding and share price at period end in lieu of  average diluted shares outstanding and average share price. In addition, the calculation above reduces TEV by Net Working Capital.

**     Calculation only includes our portion of the Hilton joint venture.

Ashford Hospitality Prime, Inc.

Anticipated Capital Expenditures Calendar (a)

		2014
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Estimated	Estimated	Estimated
Courtyard Philadelphia Downtown	498	x
Marriott Seattle Waterfront	358	x
Renaissance Tampa	293				x
Courtyard Seattle	250				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2014 are included in this table.